AS FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 2014

REGISTRATION NO. 333-190786

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

Amendment No. 4 to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

ILoadApp

(Exact name of registrant as specified in its charter)

_________________

Nevada	7389	46-2895756
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

190/1 Alba Iulia St., Chisinau, Moldova MD2071

(Address of Principal Executive Offices) (Zip Code)

373-6923-1658

(Registrant’s telephone number, including area code)

Thomas C. Cook, Esq.

500 N. Rainbow, Suite 300

Las Vegas, NV 89107

Phone: (702) 221-1925

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

THOMAS C. COOK, ESQ.

LAW OFFICES OF THOMAS C. COOK, LTD.

500 N. RAINBOW BLVD., SUITE 300

LAS VEGAS, NV 89107

PHONE: (702) 221-1953

FAX: (702) 221-1963

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer	o
Non-accelerated filer ☐	Smaller Reporting Company	þ
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee(5)

Common Stock, par value $0.001	4,000,000(2)	$$0.01	$40,000	$5.46
Common Stock, par value $0.001	1,000,000	$$0.01	$10,000(4)	$1.36
Totals	5,000,000	$$0.01	$50,000	$6.82

1)      In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

2)      Represents common shares currently outstanding to be sold by the selling security holders. The Company will derive no financial benefit from the sales of these shares. Our selling shareholders' shares will sell at $0.01 per share until our shares are quoted on the OTC-BB and thereafter at prevailing market prices or privately negotiated prices.

3)      There is no current market for the securities and the price at which the shares held by the selling security holders will be sold at $0.01 until our shares are quoted on the OTC-BB. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.01 per share is a bona fide estimate of the offering price in accordance with Rule 457(a).

4)      The aggregate offering price includes offering expenses of $5,807, which will result in net proceeds to the Company of $4,193. This offering has no minimum and funds will be released to the Company from our separate bank account upon verification that the subscription agreement and funds are in good order.

5)      Paid by registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS Registration No. 333-________

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U. S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2014

PROSPECTUS

ILoadApp

Up to 5,000,000 shares of common stock - $0.01 per share

This is the initial offering of common stock of ILoadApp and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 shares of common stock at a fixed price of $0.01 per share. This offering will terminate when all 1,000,000 shares are sold or if not all of the shares are sold the offering will close on November 30, 2014, unless we terminate it earlier. This Offering will be a self-underwritten direct public offering without any participation by underwriters or broker-dealers.

The Offering will be conducted through the efforts of Veronica Trifon, our sole officer/director, which means she will attempt to sell the shares. She will conduct the Offering with friends and acquaintances with no commission or other remuneration payable to her for any shares she may sell. The shares will be sold on a best efforts basis with no minimum. We may not raise sufficient funds to cover our offering expenses.

We are also registering up to 4,000,000 shares, for sale by four (4) of our existing shareholders. The resale of these shares are not being underwritten. We will not receive any of the proceeds from the shares of common stock sold by the selling shareholders. The selling shareholders may sell their shares at $0.01 per share until their shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Upon the effectiveness of this prospectus, the Selling Shareholder may sell the shares as detailed in the section entitled "Plan of Distribution."

ILoadApp is an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and are eligible for certain reduced public company reporting requirements. We develop, design, market and sell mobile apps for smart phones and other mobile platforms such as tablets. We have yet to begin our operations, we have no income, and limited assets. We are in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. Currently, no public market exists for our stock and a public market may not develop, or, if any market does develop, it may not be sustained.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8.

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is [Date]

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the "Company," "we," "us," and "our" refer to ILoadApp unless the context otherwise requires. The term "fiscal year" refers to our fiscal year ended May 31. Unless otherwise indicated the term "Common Stock" refers to shares of the Company's common stock.

ABOUT OUR COMPANY

We are a Nevada Corporation incorporated in the State of Nevada on May 22, 2013, under the name ILoadApp. We consider ourselves to be an emerging growth company under applicable federal securities laws and will be subject to reduced public company reporting requirements. (See “Implications of Being an ‘Emerging Growth Company’ ” below in this Section. We are a development stage company. From our inception to date we have had limited operating activities. Our unaudited interim financial statements from inception (May 22, 2013) through February 28, 2014, reports no revenues and a net loss of $(5,500). Our operations have been limited to organizational, start-up, and capital formation activities. Our independent registered public accounting firm has issued an audit opinion for ILoadApp which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our plan of operation is to design and sell mobile educational applications for smart phones and other mobile platforms such as tablets. Our initial product launch will be directed towards teaching English as a Second language directed towards adult and early child development. Our first app will be designed to teach the English alphabet utilizing visual aides in a game setting environment. As of the date of this filing, we have developed a market-ready educational software applications, which is being offered through the Google App store. We plan to market our products to potential users in Eastern Europe. There are no assurances that that we can successfully design a marketable app or even develop a market and potential users.

Implications of Being an “Emerging Growth Company

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

·	• are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

·	• are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

·	• are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

·	• are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

·	• may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

·	• are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

·	• are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter; or (2) for so long as we have a public float of zero, have annual revenues of less than $50 million during our most recently completed fiscal year.

Investors should be aware that we will be subject to the "Penny Stock" rules adopted by the Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares. Please see the disclosures under "Penny Stock Regulations" on Page 23 of this Prospectus for more information.

Our principal offices are currently located at: 190/1 Alba Iulia St., Chisinau, Moldova MD2071. Our telephone number is: 373-6923-1658.

TERMS OF THE OFFERING

The Offering

Securities Being Offered by ILoadApp:	We are registering to sell to new investors up to 1,000,000 shares of common stock. These shares will be sold by our sole officer/director to new investors at $0.01 per share.

Shares Offered by Selling Shareholders:	We are registering 4,000,000 for sale by four (4) selling shareholders (see list of Selling Shareholders).

Fixed Price:	The offering is at a fixed price of $0.01 per share for the entire duration of the offering.

No Minimum:	There is no minimum for this offering, funds will be placed in a separate account under our control and the funds will be available to us immediately upon receipt after we ensure good funds are received, and we will promptly issue shares to investors even if you are the sole purchaser in this offering.

Termination of Offering	The offering will terminate when all 1,000,000 shares are sold or if not all of the shares are sold the offering will close on November 30, 2014, unless we terminate it earlier based on adverse market conditions where we believe we shall be unable to find sufficient investors to sell all 1,000,000 shares.

Use of proceeds	If we are successful at selling all the shares being offered by our Company, our net proceeds from this offering will be $4,193. Prior to the offering, the Company prepaid audit, legal and registration offering expenses of $4,507 from cash on hand. We intend to use these proceeds for accounting fees (60%) and internet marketing (40%). We will not receive any proceeds from the sale of shares by the selling shareholders.

Market for our Common Stock:

There is no market for our securities. Our common stock is not traded on any exchange nor on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in our common stock.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the year ended May 31, 2013 (audited) and the quarter end February 28, 2014 (unaudited) is derived from our audited financial statements.

Balance Sheet Data
	February 28, 2014 (unaudited)	May 31, 2013 (audited)
Current Assets:
Total cash and equivalents	$ 4,000	$ 7,500
Prepaid expenses	$20,000	$20,000
Total current assets	$24,000	$27,500

Total Assets	$24,000	$27,500

Current Liabilities:
Accrued expense	$ 1,500	$ 3,500

Total liabilities	$ 1,500	$ 3,500

Income Statement Data
	For the six months ended Feb. 28, 2014 (unaudited)	From May 22, 3013 (inception) to Feb. 28, 2014 (unaudited)
Revenues	$ -	$ -
Audit fees		5,000
General & Administrative Expenses	1,500	500

Net loss from Operations	($1,500)	($5,500)

Net loss per share	(0.00)	(0.00)

RISK FACTORS

All parties and individuals reviewing this prospectus and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

RISK FACTORS RELATING TO OUR COMPANY

1. SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THERE ARE NO ASSURANCES THAT OUR BUSINESS PLAN WILL EVER BE SUCCESSFUL.

From our inception on May 22, 2013 through February 28, 2014, our unaudited financials show we have generated no revenues and we have incurred a net loss of $(5,500). As of August 31, 2013, our unaudited financials show we had $4,000 in cash on hand, and $20,000 in prepaid expenses, for total current assets of $24,000, total liabilities of $1,500, an accumulated deficit of $(5,500) and total stockholders' equity of $22,500. We are subject to all of the risks inherent in the establishment of a new business enterprise. Our operations have been limited to organizational, start-up, and capital formation activities. Our plan of operation is to develop, design, market and sell mobile apps for smart phones and other mobile platforms such as tablets. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving a high degree of financial risk.

2. We expect losses in the future because we have insufficient revenue to offset losses.

As we no revenue at this time, we are expecting losses over the next 12 months because we do not have sufficient revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unable to reverse our losses, we will have to discontinue operations.

3. WE EXPECT LOSSES OVER THE NEXT YEAR AND WE WILL NEED TO OBTAIN ADDITIONAL CAPITAL FINANCING IN THE FUTURE.

We expect to generate losses until such a time when we can become profitable in selling our proposed apps. As of the date of this filing, we cannot provide an estimate of the amount of time it will take to become profitable.

We will be required to seek additional financing in the future to respond to increased expenses or shortfalls in anticipated revenues, accelerate product development, respond to competitive pressures, develop new or enhanced products, or take advantage of unanticipated acquisition opportunities. In order for us to carry out our intended business plan, management believes that we need to raise approximately $100,000 over a two year period. Management anticipates that the $100,000 will go towards building our infrastructure and developing more educational apps. The Company anticipates obtaining the required funding through equity investment in the company. We cannot be certain we will be able to find such additional financing on reasonable terms, or at all. If we are unable to obtain additional financing when needed, we could be required to modify our business plan in accordance with the extent of available financing made available to our Company. If we obtain the anticipated amount of financing through the offering of our equity securities, this will result in substantial dilution to our existing shareholders, and should be considered a serious risk of investment.

4. OUR BUSINESS MAY REQUIRE ADDITIONAL CAPITAL AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We may require additional capital to finance our growth, develop additional educational app programs and build our infrastructure. Our capital requirements may be influenced by many factors, including:

•         the demand for our educational apps;

•         the level and timing of revenue;

•         the expenses of sales and marketing and new product development;

•         the cost to accommodate a growing workforce; and

•         the extent to which competitors are successful in developing new products and increasing their market shares;

To the extent that our resources are insufficient to fund our future activities, we may need to raise additional funds through public or private financing. However, additional funding, if needed, may not be available on terms attractive to us, or at all. Our inability to raise capital when needed could have a material adverse effect on our business, operating results and financial condition. If additional funds are raised through the issuance of equity securities, the percentage ownership of our company by our current shareholders would be diluted.

5. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

6. WE EXPECT OUR OPERATING EXPENSES TO INCREASE, AND THIS MAY AFFECT PROFIT MARGINS AND THE MARKET VALUE OF THE COMPANY’S COMMON STOCK.

The Company expects to significantly increase its operating expenses to expand its business and marketing operations, and to increase its level of capital expenditures to further develop and maintain its apps operations. Such increases in operating expense levels and capital expenditures may adversely affect the Company’s operating results and profit margins, which may in turn significantly affect the market value of the Company’s common stock. There can be no assurance that the Company will, one day, achieve profitability or generate sufficient profits from its apps business operations in the future.

7. OUR MANAGEMENT CONTROLS A LARGE BLOCK OF OUR COMMON STOCK THAT WILL ALLOW HER TO CONTROL THE COMPANY.

As of May 30, 2014, our largest shareholder, Veronica Trifon, our sole officer and director, beneficially has the right to vote approximately 85.7% of our outstanding common stock. As a result, our sole officer will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)      election of our board of directors;

b)      removal of any of our directors;

c)      amendment of our Articles of Incorporation or bylaws; and

d)      adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of her ownership and position as officer/director in the Company, Veronica Trifon has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Investors will own a minority percentage of the Company's common stock and will have minority voting rights. Investors will not have the ability to control either the vote of the Company's Shareholders or Board of Directors.

8. OUR MANAGEMENT HAS DISCRETION AS TO HOW TO USE ANY PROCEEDS FROM THE SALE OF SECURITIES.

The net proceeds from the sale of our common stock under this offering will be used for the purposes described under "Use of Proceeds." We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated and which our management deems to be in the best interests of the company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

9. If we are not able to generate sales of our apps, we will not be able to make our business successful.

We have not recognized any revenues. We will have to expend considerable resources, financial and otherwise, to build our sales revenues to meaningful levels. If we are not successful in these efforts, we will not generate profits and we will not be able to create a financial return for our shareholders.

10. SINCE OUR SOLE OFFICER DOES NOT DEVOTE HER FULL TIME TO THE COMPANY, HER OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Veronica Trifon, the sole officer/director of ILoadApp does not plan to devote all of her time to the Company's operations. She also works at Riolit Sistem SRL as its Chief Accountant. Therefore, it is possible that a conflict of interest with regard to her time may arise based on her involvement in other activities. Her other activities will prevent her from devoting full-time to ILoadApp 's operations which could slow our operations and may reduce its financial results because of the slow down in operations.

Veronica Trifon plans to devote approximately 10-20 hours a week to the Company’s business operations. The Company has no other employees. The responsibility of developing the company's business, and fulfilling the reporting requirements of a public company all fall upon Ms. Veronica Trifon. Ms. Trifon intends to limit her role with ILoadApp until such time as the Company can generate a sufficient level of revenues and cash flows to support new personnel. If she is unable to fulfill any aspect of her duties to the company, ILoadApp may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business. If Ms. Trifon began working on other projects it could take away from the time she currently spends working on our business operations and could create a potential conflict of interest.

We have not formulated a plan to resolve any possible conflict of interest with her other business activities. We do not have any employment agreement in place with Ms. Trifon, which means she is not obligated to continue to work for the Company and can resign her position whenever she is inclined to do so.

11. BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN THE DEVELOPMENT OF AN ACTUAL SOFTWARE APP, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in developing a software app. With no direct technical training or experience in this area, management may not be fully aware of the many technical issues in developing a software app. Our sole officer/director intends to hire personnel in the future, when we are sufficiently capitalized, who may have the experience to develop software app(s). This will not happen until the occurrence of future financing takes place. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occur, and until software development personnel are in place, we are reliant upon our sole officer/director to make the appropriate management decisions. As a result, our management lacks certain skills and experience that are advantageous in developing a software app. Our investors are at risk in losing their entire investment. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

12. THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

Our ability to compete and grow depends in large part on the efforts and talents of our employees. Such employees, particularly App designers, are in high demand. The loss of employees or the inability to hire additional skilled employees as necessary could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business as well as result in financial losses.

13. If we are unable to maintain good relationships with the mobile apps market platforms, our business will suffer.

Our primary distribution, marketing, promotion and payment platforms for our apps will take place through the internet. We expect to generate our revenue through these platforms for the foreseeable future. Any failure to establish effective relationships with one or more of these platforms, or a deterioration in any existing platform relationship, would harm our business and adversely affect the value of our common stock.

We are subject to various terms and conditions for application developers, which govern the promotion, distribution and operation of applications on the platforms where we sell our apps. Our business would be harmed if any one or more of these platforms: discontinues or limits access to its platform by us and other App developers; modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, changes how the personal information of its users is made available to application developers; establishes more favorable relationships with one or more of our competitors; or develops its own competitive offerings.

14. If we fail to generate revenues through the sale of advertising, our business plan may not be successful.

We expect to monetize our apps through the sale of advertising, initially, through mobile advertising aggregators, and as we grow our product line, through broker advertising agreements with ad agencies and direct agreements with interested companies. If we are unable to actualize this aspect of our strategy, we may not be able to generate sufficient revenues to grow our business as we have planned.

15. Our growth prospects will suffer if we are unable to continue to develop successful apps for mobile platforms.

Developing apps for mobile platforms is an important component of our strategy. We have devoted and we expect to continue to devote substantial resources to the development of our mobile apps, and we cannot guarantee that we will continue to develop such apps that appeal to consumers. The uncertainties we face include:

• we have relatively limited experience working with mobile platform providers and other partners whose cooperation we may need in order to be successful;

• we may encounter difficulties getting new apps and apps updates accepted by consumers; and
• we may encounter difficulty in developing new apps or redesigning existing Apps for mobile platforms that a sufficient number of consumers will pay for or will support.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop commercially viable apps. If we do not succeed in doing so, our growth prospects will suffer.

16. We may not be able to compete with current and potential competitors, some of who have greater resources and experience than we do.

We may not have the resources to compete with our existing competitors or with any new competitors. We intend to compete with other companies that create educational apps, all of which have significantly greater personnel, financial, and managerial resources than we do. This competition from other app language learning companies, such as Babbel, Duolingo, Busuu, 50 languages.com, all who have greater resources and sold reputations that may result in our failure to maintain or expand our business.

The mobile application industry is highly competitive, with low barriers to entry and we expect more companies to enter the sector and a wider range of mobile apps and related products and services to be introduced. Our competitors that develop apps vary in size and include both publicly-traded companies and privately-held companies. These companies may already have an established market in our industry, may have significantly greater financial and other resources than us and may have been developing their products and services longer than we have been developing ours.

17. If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the mobile application market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

18. Defects in our mobile apps may adversely affect our business.

Tools, code, subroutines and processes contained within our mobile apps may contain defects when introduced and also when updates and new versions are released. Our introduction of mobile apps with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

19. U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL AND STATE SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer/director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on her in the United States and to enforce judgments obtained in federal or state courts against her based on the civil liability provisions of the United States federal and state securities laws. Also, it may be difficult for investors to enforce in the applicable foreign court U.S. court judgment based on the civil liability provisions of the federal and state laws against her and to bring an original action in the applicable foreign court to enforce liabilities based upon the federal and state securities laws against our sole officer/director.

20. We may become subject to government regulation and legal uncertainties that could reduce demand for our products or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of mobile applications, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to mobile applications covering issues such as:

• user privacy;

• taxation;

• right to access personal data;

• copyrights;

• distribution; and

• characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to mobile applications is uncertain. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our apps, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

 RISKS RELATING TO OUR COMMON SHARES

21. HOLDERS OF OUR COMMON STOCK HAVE A RISK OF POTENTIAL DILUTION IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

22. If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, if our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion. We have not yet evaluated the effectiveness of our internal controls over financial reporting or our disclosure controls and procedures. Management will not be required to provide a report on our internal control over financial reporting until our second annual report. As a result, a material weakness in our internal controls could go undetected.

23. We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including but not limited to not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.

We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our financial statements may not be comparable to the financial statements of other public companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” In this regard, we will remain an “emerging growth company” for up to five years after the first sale of our common equity securities under an effective registration statement, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the next following December 31.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, we may have difficulty raising in this offering and future offerings.

24. Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING

25. INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be released from our separate bank account to ILoadApp if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the Offering period, which may last as long as six months, the proposed close date of this Offering.

26. THE PROCEEDS FROM THIS OFFERING ARE EXPECTED TO BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the the development of a software app. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of February 28, 2014, we had unaudited cash in the amount of $4,000 and liabilities of $1,500. As of this date, we have no income and just recently started our operations. The proceeds of this offering are expected to be insufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

27. FUTURE SALES OF SHARES BY EXISTING CONTROLLING STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE, FURTHER, CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE.

If our existing controlling stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of May 30, 2014, we have 28,000,000 common shares issued and outstanding and upon successful completion of this Offering, we will have outstanding a total of 29,000,000 shares of common stock. Our officer owns 24,000,000 common shares. If in the future, she decides to sell her shares or if it is perceived that they will be sold, to the extent permitted by the Rules 144 and 701 under the Securities Act, the trading price of our common stock could decline.

After the effectiveness of our Registration Statement, the 24,000,000 shares of common stock, owned by our sole officer are restricted from immediate resale in the public market. The restricted shares are restricted in accordance with Rule 144, which states that if unregistered, restricted securities are to be sold, a minimum of one year must elapse between the later of the date of acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of those securities in reliance on Rule 144. The Rule 144 restrictive legend remains on the stock until the holder of the stock holds the stock for longer than six months (unless an affiliate) and meets the other requirements of Rule 144 to have the restriction removed. The sale or resale of those shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.

28. WE HAVE NEVER DECLARED DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FORESEEABLE FUTURE.

We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.

29. HOLDERS OF OUR COMMON STOCK HAVE A RISK OF POTENTIAL DILUTION IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

30. THE PRICE OF OUR COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this Offering.

31. THERE ARE NO COMMITMENTS TO PURCHASE ANY OF OUR COMMON STOCK OFFERED HEREUNDER.

There is no commitment of any kind on the part of anyone to purchase all or any part of the 1,000,000 shares being offered hereby; consequently, we can give no assurance that all or any of the shares will be sold. Management plans to solicit friends and acquaintances to purchase stock in this Offering. Management believes there are a very limited number of purchasers of our common stock. Further, any purchasers of our common stock will not have any liquidity to sell their stock in our Company.

32. WE MAY NEVER BECOME A FULLY REPORTING COMPANY AND WE MAY NOT REGISTER OUR COMMON STOCK UNDER THE EXCHANGE ACT

Our common stock is not registered under the Exchange Act. We may never become a fully reporting company and registration of our common stock under the Exchange Act may not be required nor voluntarily pursued by the company. If we ever become a fully reporting company, we will be subject to the reporting requirements imposed by Section 15(d) of the Securities Exchange Act of 1934 which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to section 12. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Even if our common stock is ever registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, even if we ever register our common stock and become a fully reporting company, we may cease providing periodic reports and current or periodic information including operational and financial information, and you may not have information with respect to our results of operations when this happens.

33. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-The-Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-The-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. Therefore, any investment in our common stock may be highly illiquid and without a market value.

34. YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that State.

There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

35. WE MAY HAVE DIFFICULTY IN MEETING THE QUALIFICATIONS FOR THE QUOTATION OF OUR COMMON STOCK ON THE OTC-BULLETIN BOARD.

After this Registration Statement becomes effective, we plan to identify a market maker to list our common stock on the OTC-Bulletin Board. Based on the small size of our Company and our minimal operations, we may have difficulty in meeting the qualifications for trading our common stock on the OTC-Bulletin Board and in finding a market maker willing to list quotations for our shares or sponsor our Company for listing. There are no assurances that our Company’s common stock will ever be quoted on the OTC-Bulletin Board.

36. LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $8,700 in net proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to pay for accounting fees and internet marketing . The use of proceeds include:

Since there is no minimum offering, the following chart outlines the use of proceeds, after the closing of this offering based on different levels of the Offering's success.

Percent of $10,000 Offering Achieved

	10%	25%	50%	75%	100%
Total Proceeds	$1,000	$2,500	$5,000	$7,500	$10,000

Less: Offering Expenses
Legal, Audit and Filing Fees	$ 4,507	$ 4,507	$ 4,507	$ 4,507	$ 4,507
Commissions & Finders Fees	$ 0	0	0	0	0
Transfer Agent fees*	$ 200	400	600	1,000	1,000
Copying*	$ 100	150	200	250	300
Total Offering Expenses	$ 4,807	5,057	5,307	5,757	5,807

Net Proceeds (Shortfall) From Offering	$ (3,807)	(2,557)	(307)	1,743	4,193

*Estimated Expenses

Note: Cash on hand in the past was used to prepay the audit, legal and registration offering expenses. Management does not plan to use any of the proceeds from this offering to replace cash to the balance sheet, but to use any proceeds from this Offering, whereby 40% of the proceeds will be used for internet marketing, and 60% of the proceeds will be used for accounting fees.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of ILoadApp issued and outstanding stock. This is due in part to our founding shareholders, who received shares of our common stock at our formation or in exchange for cash put in the company, paid $28,000 for 28,000,000 shares, or $0.001 per share for their shares. The following table sets forth on a pro forma basis at February 28, 2014, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $0.01 per share).

The dilution calculations we have set forth in this section reflect an offering price of $0.01 per share.

As of February 28, 2014 we had a net tangible book value of $22,500 or $0.0008 per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 1,000,000 shares, the net tangible book value at that date would have been $26,693 or $0.0009 per share. This represents an immediate increase in net tangible book value of $0.0001 per share to existing shareholders and an immediate dilution of $0.0091 per share to new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

Dilution Table

Maximum Offering

Net tangible book value before this Offering	$22,500

Net tangible book value per share at February 28, 2014	$0.0008

Net tangible book value after this Offering	$26,693

Net tangible book value after Offering	$0.0009

Increase per share attributable to new stockholders	$0.0001

Dilution	$0.0091

Dilution as percentage of purchase price	90.80%

DETERMINATION OF OFFERING PRICE

The offering by the selling shareholders is at a fixed price of $0.01 per share for the entire duration of the offering. We arbitrarily determined this fixed price. It bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, of the previous experience of management, the present financial resources of the Company, and the likelihood of acceptance of this offering.

We are registering up to 4,000,000 shares for resale by existing holders of our common stock. Additionally, we are registering up to 1,000,000 shares to be offered by our Company. If we are successful at selling all of the shares being offered by our Company, our net proceeds will be $8,700, after offering expenses.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of May 30, 2014, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The shares were offered and sold to the selling stockholders as founders of the Company under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us or any of our predecessors or affiliates in the past three years.

Selling Security Holders	Shares for sale	Shares before offering	Percent before offering(1)	Shares after offering	Percent after offering (1)

Ghilan Eugenia(2)	1,000,000	1,000,000	3.6%	0	0%

Spinu Tudor(3)	1,000,000	1,000,000	3.6%	0	0%

Solomon Andrian(4)	1,000,000	1,000,000	3.6%	0	0%

Coval Andrei(5)	1,000,000	1,000,000	3.6%	0	0%

Totals	4,000,000	4,000,000	16.8%	0	0%

1) Based on 28,000,000 shares of common stock issued and outstanding as of May 30, 2014.

2) Eugenia Ghilan, 48 Leningradscaia St., Ap. 34, Bender, Moldova.

3) Spinu Tudor, 14/1 Zadnipru, Ap. 3, Chisinau, Moldova.

4) Solomon Andrian, S. Calfa, Anenii Noi, Moldova.

5) Coval Andrei, 6/2 Trandafirilor Street, Apt. 40, Rezina, Republic of Moldova.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

The Offering

We are offering up to a total of 5,000,000 shares. The offering price is at a fixed price of $0.01 per share. The offering will terminate when all 1,000,000 shares are sold but no later than six months from the date of this Offering November 30, 2014, unless we terminate it earlier or extend the offering.

The offering relates to the sale by us of up to 1,000,000 shares of common stock representing 3.4% of our our outstanding common stock if all shares are sold and to the resale by certain selling security holders of the Company of up to 4,000,000 shares of common stock, which represents 14.2% of our current outstanding common stock for sale by four (4) existing shareholders.

We have established a separate bank account at the ProCredit Bank , 65, Stefan сel Mare Ave., Office 901, Chisinau, Republic of Moldova. ProCreditBank will serve as a separate bank account, in order to provide us with a control system to account for the funds received in this Offering. The bank account is merely a separate non-interest bearing account under our control where we have segregated your funds. As a result, creditors could attach the funds. Only our sole officer and director will have access to the account. There is no minimum for this offering. Therefore, after the funds are received and the subscription accepted, shares will be promptly issued by us to investors even if you are the sole purchaser in this offering. Investors do not have the right to withdraw invested funds. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The offering is being conducted on a self-underwritten, best effort basis, which means our officers/directors will attempt to sell the shares. We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 1,000,000 shares in this offering. All subscription funds will be held in in a separate bank account at the ProCredit Bank, 65, Stefan сel Mare Ave., Office 901, Chisinau, Republic of Moldova. The bank account is merely a separate non-interest bearing account under the control of Veronica Trifon, our sole officer/director, where we will deposit your funds. As a result, creditors could attach the funds. Only Veronica Trifon, will have access to the account. Once funds are placed in the bank account, you do not have the right to withdraw your funds. There is no minimum for this offering; therefore, funds will be released from this bank account upon receipt and we will promptly issue shares to investors even if you are the sole purchaser in this offering.

The shares will be offered at a fixed price of $0.01 per share. Upon expiration of the Offering, management does not intend to extend the Offering. Certificates for shares purchased will be issued and distributed promptly after any shares are sold, the subscription is accepted and "good funds" are received in our separate bank account which under our control.

The proceeds from the sale of the shares in this offering will be payable to ILoadApp.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason, based on whether good funds are received or if we receive subscriptions for more than our 1,000,000 share Offering. Subscriptions will be accepted or rejected promptly. All checks from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We have no intention of inviting broker-dealer participation in this offering.

Our officer/director intends to seek to sell the common stock to be sold by us in this Offering by contacting persons with whom she has had prior contact who have expressed interest in the Company, and by seeking additional persons who may have interest through various methods such as telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

We further represent:

•         Our sole officer/director is not a broker, dealer or associated ersons of brokers or dealers within the preceding 12 months; and

•         Our sole officer/director has not participated in the selling offerings of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)4(1) or (a)4(iii).

There is not currently a public market for the ILoadApp Stock. We intend to apply for admission to quotation of our securities on the OTC-Bulletin Board after we close this offering. The shares of ILoadApp Common Stock distributed to ILoadApp stockholders will be freely transferable, except for (1) shares of ILoadApp Common Stock received by persons who may be deemed to be affiliates of ILoadApp under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of ILoadApp Stock received by persons who hold restricted shares of ILoadApp common stock. Persons who may be deemed to be affiliates of ILoadApp after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with ILoadApp and may include certain directors, officers and significant stockholders of ILoadApp. Persons who are affiliates of ILoadApp will be permitted to sell their shares of ILoadApp Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

ILoadApp stockholders may sell their ILoadApp common stock following the Distribution. Whether an active trading market for ILoadApp common stock will be maintained after the Distribution and the prices for ILoadApp common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, ILoadApp's results of operations, what investors think of ILoadApp and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is quoted. Market fluctuations could have a material adverse impact on the trading price of the ILoadApp Common Stock.

We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board at some point in the future, but there is no guarantee this will occur. If successful, the selling stockholders will be able to sell their shares referenced under "Selling Security Holders" from time to time on the over-the-counter bulletin board in privately negotiated sales, or on other markets, at prevailing market rates. If our common stock is not listed on the over-the-counter bulletin board, the selling stockholders may sell their shares in privately negotiated transactions. Any securities sold in brokerage transactions will involve customary brokers' commissions.

Admission to Quotation on the OTC-Bulletin Board

We hope to have our common stock be quoted on the OTC-Bulletin Board. If our securities are not quoted on the OTC-Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC-Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever be qualified for quotation on the OTC-Bulletin Board. We have not begun the application process for listing on the OTC-Bulletin Board. We do not expect to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever qualify for quotation on the OTC-Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Selling Security Holders Distribution

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The selling shareholders may sell their shares of our common stock at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTC-BB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

If our common stock becomes quoted on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.      The market price of our common stock prevailing at the time of sale;

2.      A price related to such prevailing market price of our common stock; or

3.      Such other price as the selling shareholders may determine from time-to-time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.      Not engage in any stabilization activities in connection with our common stock;

2.      Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.      Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities. Further, under the rules and regulations of the NASD, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

Penny Stock Regulations

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The Common Stock offered by this Prospectus constitutes penny stock under the Securities and Exchange Act. The Common Stock will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares of Common Stock in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

When a selling stockholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling stockholder will also need to comply with state securities laws, also known as "blue sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our Common Stock.

Any person who purchases shares of our Common Stock from a selling stockholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, a selling stockholder will indicate in which state(s) he or she wishes to sell the shares, and such seller's broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.

Nature of Expenses:

U.S. Securities and Exchange Commission Registration Fee	$7
Legal Fees and Miscellaneous Expenses*	$1,000
Audit Fees*	$3,500
Transfer Agent Fees*	$1,000
Printing*	$300

Total Expenses	$5,807

*Estimated Expenses

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 185,000,000 shares of common stock, par value $0.001, and 15,000,000 shares of preferred stock, par value $0.001. As of May 30, 2014, there are 24,000,000 shares of our common stock issued and outstanding, held by five (5) shareholders of record and no preferred shares issued.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relationto our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We have three Series of Preferred Shares authorized. We have no shares of preferred stock issued.

a) Series A Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value series A preferred stock, of which no shares are issued and outstanding. Series A Preferred Stock have no liquidation rights. Series A Preferred Stock shall not be entitled to receive any dividends nor are they entitled to any voting rights with respect to the Series A Preferred Stock. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of Series A Preferred Stock. However, the beneficial owner of such Series A Preferred Stock cannot not convert their Series A Preferred stock where they will beneficially own in excess of 4.9% of the shares of the Common Stock.

b) Series B Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value series B preferred stock, of which no shares are issued and outstanding. Series B Preferred Stock have no liquidation rights. Series B Preferred Stock shall not be entitled to receive any dividends, however are entitled to vote with a weight of ten (10) votes per each share of stock.

c) Series C Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value Series C preferred stock, of which no shares are issued and outstanding. The designation of these shares have yet to be determined by the Board of Directors.

Stock Option Plan. We have not approved any stock option plans.

INTERST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

AUDITING MATTER

Our financial statements for the period from our inception on May 22, 2013 to May 31, 2013, included in this Prospectus have been audited by Seale and Beers, CPAs, an independent registered public accounting firm located at 50 South Jones Blvd., Suite 202, Las Vegas, NV 89107 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law office of Law Offices of Thomas C. Cook, Ltd., 500 N. Rainbow Blvd., Suite 300, Las Vegas, NV 89107 has passed upon the validity of the Common Stock offered under this Prospectus.

ORGANIZATION WITHIN THE LAST FIVE YEARS

ILoadApp was incorporated in the State of Nevada on May 22, 2013, under the corporate name ILoadApp. On or about May 22, 2013, the Company’s five founders purchased 28,000,000 shares of the Company’s $0.001 par value common stock in exchange for cash of $28,000. These newly issued shares were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the transaction does not involve a public offering. There have been no issuances of stock options or warrants.

Since the Company’s inception, activities to date have been limited primarily to organization, initial capitalization, designing an educational app, reserving a corporate website (www.Iloadapp.com) and establishing administrative offices.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time-to-time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our unaudited cash balance is $4,000 as of February 28, 2014. We may utilize funds from Veronica Trifon, our sole officer/director, if needed, to keep ILoadApp operational. We have no formal commitment, arrangement or legal obligation for Veronica Trifon to advance or loan funds to the company. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 190/1 Alba Iulia St., Chisinau, Moldova MD 2071. Our phone number is 373-6923-1658.

We are a development stage company and have generated no revenue to date. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include developing additional Apps, hiring sales personnel and marketing our future products to new clients. We have not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we will need additional funding to maintain a fully reporting company.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to pay our accounting fees and market our proposed product on the internet, but we cannot guarantee that once we continue operations we will stay in business after doing so. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Business Plan Timeline

The following is an outline of the proposed milestones for our business plan:

	Milestone	Manner of achievement	Anticipated time needed to complete milestone
1	Company becomes non-deficient and not a fully reporting	Files Registration with SEC and completes comments. Cost: $5,800. Source: Funds from Company's account.	In process

2	Close offering	Any proceeds received from the offering will be used for accounting fees and market our future products on the internet	After offering is closed.

3	Broker-dealer applies for OTC-BB listing	Company seeks a market maker	Following the close of this offering

4	Develop English learning App	The development of the English learning app will be desinged by and produced by the Company's sole officer/director. Cost: minimum.	In next three to four months.

5	Develop a corporate website	Company has reserved the web name: www.iloadapp.com, which is under construction. The website will be developed in-house. Cost: Minimum	In next three to four months.

6	Marketing	Market our app to children and adults in Eastern Europe. Cost: $1,200 - $3,700	When product is ready and website is operational

7	Company expands product line	Management develops and designs other apps to market	In twelve months

8	Company operational	Client base established	Twelve-eighteen months

The above timeline does not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer to develop a customer base for our product.

Plan of Operation

As of February 28, 2014, we have $4,000 cash on hand and prepaid legal expenses of $20,000. Management believes, without any additional funding or revenues, the Company has sufficient cash to finance its operations for a period of twelve months, which estimate includes the additional expenses the Company will incur upon becoming a reporting company. We will apply any proceeds from future revenues to help cover our expenditures. At this time, management does not anticipate it will be required to seek outside funding to keep its business operational for the next twelve months.

If we experience losses in our first year of business operations, we do not believe such losses would prevent us from continuing our operations for our first year, based on our current cash reserves and prepaid legal expenses. If and when the time comes that we seek funding, we plan to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or other financing to fund our business operations. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Explanatory Paragraph in Our Independent Registered Public Accounting Firm Report

Our independent accountants have included a paragraph in their most recent report, in our audited financial statements for the year ending May 31, 2013, regarding concerns about our ability to continue as going concern. We have further disclosed in our notes to the financial statements that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.

RESULTS OF OPERATIONS

Results of Operations for the quarter ended February 28, 2014

Since our inception on May 22, 2013 through February 28, 2014, we experienced a net loss of $(5,500). Our loss through February 28, 2014 was attributed $5,000 in audit fees and $500 in general and administrative costs, which represented incorporation fees. We anticipate our operating expenses will increase as we build our operations. We are presently in the development stage of our business and we can provide no assurance that we will be successful.

For the fiscal year ending May 31, 2013, we experienced an audited net loss of $(4,000) or $(0.00) per share. For the quarter ending August 31, we experienced an unaudited net loss of $(1,500) OR $(0.00) per share.

Our auditor issued an opinion that our financial condition raises substantial doubt about the Company's ability to continue as a going concern.

Revenues

For the period May 22, 2013 through May 30, 2014, the Company has not recognized any revenues.

LIQUIDITY AND CAPITAL RESOURCES

As of February 28, 2014, our unaudited current assets were $24,000 and our current liabilities were $1,500. Total unaudited assets as of February 28, 2014 consisted of $4,000 in cash, and prepaid legal expense of $20,000.

During the period May 22, 2013 (inception) through February 28, 2014, we used net cash of $24,000 in operations, generated cash of $28,000 from financing activities and had no cash flows from investing activities. We are dependent on funds raised through equity financing and loans.

Cash Requirements

Our current cash resources are insufficient to finance our future planned expenditures. We estimate that our current cash resources will be sufficient to finance our operations, at the current level of activity, for a period of twelve months, which estimate includes the additional expenses the Company will incur upon becoming a reporting company. Our management, Veronica Trifon, intends to design, develop and produce our first app at a minimum cost to the Company. Ms. Trifon does not plan to take any salary or compensation from the Company, until cash flows permit her to do so. She will not be compensated for her personal efforts in producing the first app for the Company. To successfully move our operations forward, and develop a number of apps we will need to raise approximately $100,000 over a two year period in order to hire employees who can develop apps. Management anticipates that the $100,000 will go towards developing and marketing additional educational apps. Since we plan to develop our own apps, we do not anticipate any third-party software licenses. We anticipate raising the funds through the sale of our common stock. However, there are no assurances that we will be able to raise funds. Our ability to raise financing in the equity markets are uncertain as the equity markets, in recent years, have been depressed especially for developmental stage companies like ourselves.

GOING CONCERN CONSIDERATION

The Company has recognized an accumulated deficit since inception (May 22, 2013) through February 28, 2014 of $(5,500). The Company has not recognized any revenues. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. The financial statements have been prepared assuming the Company will continue to operate as a going concern which contemplates the realization of assets and the settlement of liabilities in the normal course of business. No adjustment has been made to the recorded amount of assets or the recorded amount or classification of liabilities which would be required if the Company were unable to continue its operations. (See Financial Footnote 2).

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Recent Accounting Pronouncements

Changes to accounting principles generally accepted in the United States of America ("U.S. GAAP") are established by the FASB in the form of accounting standards updates ("ASUs") to the FASB's Accounting Standards Codification.

Management considers the applicability and impact of all ASUs. ASUs not listed below were assessed and were either determined to be not applicable or are expected to have minimal impact on our consolidated financial position and results of operations.

On April 5, 2012, the Jumpstart Our Business Startups (JOBS) Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an "emerging growth company" and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies. We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.”

In addition, we intend to rely on other exemptions from reporting and disclosure requirements that are offered by the JOBS Act, including (i) an exemption from the need to provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, and (ii) an exemption from the need to comply with any PCAOB requirement regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following our first sale of common equity securities under an effective registration statement or until we no longer qualify as an “emerging growth company,” whichever is earlier. For further information regarding disclosure and other exemptions available to us under the JOBS Act, please see “Prospectus Summary—The Company—Implications of Being an Emerging Growth Company.”

DESCRIPTION OF BUSINESS

Corporate History

ILoadApp was incorporated in the State of Nevada on May 22, 2013, under the name ILoadApp. We consider ourselves to be an emerging growth company under applicable federal securities laws and will be subject to reduced public company reporting requirements. (See “Implications of Being an ‘Emerging Growth Company’ ” below in this Section. We are a development stage company. From our inception to date, we have generated no revenues, and our operations have been limited to organizational, start-up, capital formation activities, designing an educational app, reserving a corporate website (www.Iloadapp.com) and establishing administrative offices. Our plan of operation is to design and sell mobile educational applications for smart phones and other mobile platforms such as tablets.

Summary Overview

ILoadApps is an emerging growth company. We were incorporated in the State of Nevada on May 22, 2013 under the corporate name: ILoadApp. We plan to develop, design, market and sell mobile apps for smart phones and other mobile platforms such as tablets.

We have no revenues, we have achieved losses since inception, we have limited operations, we have been issued a going concern opinion by our auditors and currently rely upon the sale of our securities to fund operations.

Our Business

We are engaged in the business of designing and selling mobile applications for smart phones and other mobile platforms such as tablets. Management is currently working on the development of an app for education/early child development, to teach the English alphabet utilizing visual aides in a game setting environment. There are no assurances that that we can successfuly design an app that will be marketable or ever have potential users.

A mobile application (“mobile app”) is a software application designed to run on smartphones, tablet computers and other mobile devices. They are usually downloaded from the platform to a target device, such as an iPhone, BlackBerry, Android phone or Windows Phone, but sometimes they can be downloaded to laptops or desktops. For apps with a price, generally a percentage, 20-30%, goes to the distribution provider (such as iTunes), and the rest goes to the producer of the app.

Mobile apps were originally offered for general productivity and information retrieval, including email, calendar, contacts, and stock market and weather information. However, public demand and the availability of developer tools drove expansion into other categories, such as mobile games, factory automation, GPS and location-based services, banking, order-tracking, and ticket purchases. The popularity of mobile applications has continued to rise, as their usage has become increasingly prevalent across mobile phone users.

Researchers found that usage of mobile applications strongly correlates with user context and depends on user's location and time of the day.

Development of Apps

Developing application software for mobile devices requires considering the constrains of these devices. Mobile devices run on battery and have less powerful processors than personal computers. Developers also have to consider a lengthy array of screen sizes, hardware specifications and configurations because of intense competition in mobile software and changes within each of the platforms.

Management views the steps to create an App include: 1) Researching the idea as to the type of app to design and develop; 2) Understanding who will be the users of the app, so the app can be designed to meet the users needs; 3) collecting the tools, resources and information required to build the app; 4) Designing the app itself, where it functions and features are operational; 5) Code the app, where it cannot be copied or mass produced by a third party; 6) Ask friends to test the app, to determine if it has any glitches.

During the development process, we have completed our research and determined we want to develop and app to teach the English alphabet utilizing visual aides in a game setting environment. We plan to market this app towards children and adults in Eastern Europe who want to learn English. We are now at the stage where we have begun our initial writing, design and programming of our first mobile app. We are presently marketing a product, through the Google App store, which can be found at: https://play.google.com/store/apps/details?id=com.iloadapp.abcmagicworld.

Educational App

As individuals continue to utilize mobile devices for their information, education and entertainment from traditional media sources such as the personal computers and print publications, the opportunity to reach more consumers with a wider range of digitally enhanced multi-media tools is possible.

Our initial product launch will be directed towards education/early child development, such as learning the English alphabet utilizing visual aides in a game setting environment. Our target audience are Eastern Europeans who want to learn English as a second language and the parents of preschool and kindergarten children who want their children to learn English alphabet. The app will direct its audience to pictures of the letters, and lead them into a game where they can work on letter recognition.

Recognizing and matching letters to their sounds builds basic reading skills. Learning the letters and sounds of the English alphabet creates the foundational skills needed for understanding the written language. Children who are learning to read first need to recognize, name, and connect their letters to sounds. Then they can begin to decode each individual sound.

A separate app will be designed for our target audience, where can work on telling the difference between vowels and consonants. The apps can improve their dictionary and encyclopedia skills by putting words in alphabetical order. After our target audience has mastered the alphabet, we plan to develop an app for spelling games, root words games, and even work on learning better vocabulary and writing skills. Management believes learning language arts can be easier when students have an interesting and challenging way of learning through the use of a game app.

Company’s future website

The Company’s website (www.ILoadApp.com) is currently under construction. Once ready, it will serve the interested parties in obtaining information regarding apps we intend to provide in future. Potential customers or investors will be able to contact the Company electronically.

Company will be using its website to market its app(s). Management plans to have a demonstration model of the app(s) on its website, where future customers can understand what the app(s) offer and how they work.

Marketing Strategy

Once the Company’s website and app(s) are functional, management plans to contact the Apple’s App Store, Google Play, the Windows Phone Store and BlackBerry World to make their apps available through this media. Each of these four stores represents a different market proposition for app developers, and remains the primary outlet to reach users on the platforms they serve. Management has yet to establish a price for its future apps, but expects to establish a price base between $1.00 and $2.00 per app.

Competition

The development, distribution and sale of apps is a highly competitive business, characterized by frequent product introductions and rapidly emerging new platforms, and new technologies. There are multitude of language learning apps available in the marketplace. We will be competing against Babbel, Duolingo, Busuu, 50 languages.com, who all offer language app learning courses. For end users, we will compete primarily on the basis of quality, brand, customer reviews and price. We intend to differentiate ourselves from our competitors by developing an English language learning app directed toward Eastern European users. We perceive our app will offer explanations in Eastern European languages to explain how to use our app. We will compete for promotional placement with other intellectual property developers. We will also compete for experienced and talented employees.

Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include the following:

·	significantly greater revenues and financial resources;

stronger brand and consumer recognition regionally or worldwide;

greater experience with the apps business model;

the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;

larger installed customer bases from related platforms such as games or social networking websites to which they can market and sell mobile games;

more substantial intellectual property of their own from which they can develop games without having to pay royalties;

lower labor and development costs and better overall economies of scale;

greater resources to make app acquisitions;

greater platform-specific focus, experience and expertise; and

broader global distribution and presence.

ILoadApp has not yet entered the app market and has no market penetration to date. Once we have entered the app market, we will be one of many participants in the app business. Many established, yet well financed entities are currently active in the business of marketing and selling apps. Nearly all ILoadApp's competitors have significantly greater financial resources, technical expertise, and managerial capabilities than ILoadApp. We are, consequently, at a competitive disadvantage in the market. Therefore, ILoadApp may not be able to establish itself within the industry at all.

INTELLECTUAL PROPERTY

We rely or plan to rely on a combination of trademark, copyright, trade secret and patent laws, as well as confidentiality procedures and contractual provisions to protect our apps and the apps we might develop in the future. We currently have no pending patents nor trademarks.

From time-to-time, we expect that we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts management has taken to protect its proprietary rights may not be sufficient or effective. Any significant impairment of its intellectual property rights could harm the existing business, the brand and reputation, and the ability of the business to compete on a going forward basis. Also, protecting our intellectual property rights could be costly and time consuming.

Employees

We currently has no employees, our CEO performs all duties related to the operations of this business. We also plan to utilize additional independent contractors on a part-time/as needed basis.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at: 190/1 Alba Iulia St., Chisinau in the country of Moldova, in an office building adjacent to the Kvint Palace Restaurant. We do not own any real property. This administrative office is being provided at no cost by the Officer of the Company. The Officer will not seek reimbursement for providing this administrative space. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

 LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate risk and potentially the prices of our apps. We do not engage in financial transactions for trading or speculative purposes.

Product Prices. We are exposed to fluctuation in market prices for our future apps. We do not enter into forward contracts or other market instruments as a means of achieving our objectives or minimizing our risk exposures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

and Corporate Governance

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.

Name	Age	Position & Offices Held

Veronica Trifon	31	Director/Chairman/CEO/CFO/Secretary

Biography of Veronica Trifon, Director, Chairman, CEO, and CFO

Veronica Trifon brings to ILoad App over five years of experience in the computer software program business and six years as an educator. She is familiar with business operations and requirements to develop and design educational apps. Her experience in the industry includes working with customers, working with computer programmers and working as a Chief Accountant. It is this background that led to the conclusion that Ms. Trifon should serve as director of the Company. Ms. Trifon plans to devote approximately 20-hours a week to ILoadApp business operations.

EMPLOYMENT HISTORY

Work History

2013 – present Chief Executive and Financial Officer of ILoadApp

2008 – present Chief-accountant, “Riolit Sistem” SRL. Riolit is a computer company that offers

IT solutions to its customers.

2008 – May 2013 Chief-accountant, ICS “Sinclea” SRL Sinclea provides industrial cleaning to commercial clients.

2002 – present Accountant, “Livitcom Plus” SRL, is a small company, that distributes and sells consumer products. Duties include preparing financial reports.

Academic Positions

2006 – 2011 Lecturer, Moldova State University, department Finances and Bank Activity

2005 – 2006 Assistant lecturer, Moldova State University, department Finances and Bank

Activity

Education

2008 – present Doctorate in Corporate Finance, Moldova State University

2005 – 2006 Masters in Banking and Stock Exchange, Moldova State University

2005 – 2006 Professional qualification, the Association of Professional Accountants and

Auditors of the Republic of Moldova

2001 – 2005 International Institute of Management (Business Administration Department),

Chisinau

1997 – 2001 Lyceum, “Vasile Alecsandri”, Chisinau

Ms. Trifon was born in Anenii Noi, Republic of Moldova on July 3, 1983.

Involvement in Certain Legal Proceedings

Our director, executive officer and control person(s) has not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1.      any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.      any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.      being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities;

4.      being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.      any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

6.      Any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and

7.      Any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Board of Directors

Our board of directors consists of only one members, who serves a one-year term without any compensation.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until the next annual meeting of the board of directors and until such officer's successor shall have been elected and qualified subject to earlier resignation or removal by the board.

Audit Committee

The company does not presently have an Audit Committee. The sole member of the Board sits as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

1.      The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

2.      The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participate in the consideration of director nominees and the board and the company are so small.

3.      The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

4.      The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

5.      The basis for the view of the board of directors that it is appropriate for the registrant not tohave such a policy is that there is no need to adopt a policy for a small company.

6.      The nominating committee will consider candidates recommended by security holders, andby security holders in submitting such recommendations.

7.      There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

8.      The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us for the Company's last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

SUMMARY COMPENSATION TABLE

Compensation

The following table sets forth certain compensation information for: (i) each person who served as the an officer and/director of our company at any time during the year ended May 31, 2013, regardless of compensation level, and (ii) each of our other executive officers. The foregoing persons are collectively referred to herein as the "Named Executive Officers." Compensation information is shown for fiscal year ending May 31, 2013.

Summary Compensation Table

		Year				Compen-
	Principal	Ending	Salary	Bonus	Awards	sation	Total
Name	Position	May 31, 2013	($)	($)	($)	($)	($)

Veronica Trifon	CEO/CFO/Dir.	2013	0	0	0	0	0

Note: Veronica Trifon was appointed to the Company as an Officer and Director on May 22, 2013.

We do not maintain key-woman life insurance for our executive officer/director. We do not have any long-term compensation plans. We do not have any employment agreements.

As of the date hereof, there have been no grants of stock options to purchase our Common Stock made to the executive officer named in the Summary Compensation Table.

There have been no awards made to the named executive officer under any long term incentive plan.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to our sole director in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on May 30, 2014 relating to those persons known to beneficially own more than 5% of our capital stock and by our named Executive Officer and Directors.

Beneficial ownership is determined in accordance with the rules of the U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after May 30, 2014pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of ILoadApp common stock. The Company does not have any outstanding options, warrants or other securities exercisable for or convertible into shares of its common stock.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class(1)	Percentage of Class after Offering(2)

Common Stock, par value $0.001	Veronica Trifon(3)	$24,000,000	85.7%	82.7%

Directors and Officers as a Group (1 person) 24,000,000 85.7% 82.7%

1) Percent of Class is based on 28,000,000 shares issued and outstanding before the Offering.

2) Percent of Class is based on 29,000,000 shares issued and outstanding after full Offering.

3) Veronica Trifon, 18 Valea Trandafirilor Street, Suite 97, Chisinau, Republic of Moldova

 There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ownership

Veronica Trifon, our sole officer/director controls 24,000,000 shares of our common stock, or approximately 85.7% of our outstanding common stock.

Office Space

The Registrant's director, Veronica Trifon, has contributed office space for the Registrant's use for all periods presented. There is no charge to ILoadApp for the space. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. No written agreement exists that this officer/director will continue to donate office space to the operations. Therefore, there is no guarantee that she will not seek reimbursement for the donated office space in the future.

Promoters

Our sole officer and director, Ms. Veronica Trifon can be considered a promoter of ILoadApp in consideration of her participation and managing of the business of the company since its incorporation.

Ms. Trifon not engaged in any transactions with any persons or organizations considered promoters, Ms. Trifon is the only promoter of ILoadApp.

INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify our director and officer against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of ILoadApp filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

FINANCIAL STATEMENTS

ILoadApp

May 31, 2013

(audited)

Page
Year ended May 31, 2013 financials (audited):

Independent Auditor's Report	F-1a
Balance Sheet	F-2a
Statement of Operations	F-3a
Statement of Changes in Stockholders' Equity	F-4a
Statement of Cash Flows	F-5a
Notes to Financials	F-6a

February 28, 2014

(unaudited)

Quarter ended August 31, 2013 financials (unaudited):

Independent Auditor's Report	F-1b
Balance Sheet	F-2b
Statement of Operations	F-3b
Statement of Cash Flows	F-4b
Notes to Financials	F-6b

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

iLoadApp

(A Development Stage Company)

We have audited the accompanying balance sheet of iLoadApp (A Development Stage Company) as of May 31, 2013, and the related statements of operations, stockholders’ equity, and cash flows for the period since inception on May 22, 2013 through May 31, 2013. ILoadApp’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iLoadApp (A Development Stage Company) as of May 31, 2013, and the related statements of operations, stockholders’ equity, and cash flows for the period since inception on May 22, 2013 through May 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

August 20, 2013

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

F-1a

ILoadApp

(A Development Stage Company)

Balance Sheet

(Audited)

May 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 7,500
Prepaid expense	20,000
Total current assets	27,500

TOTAL ASSETS	$ 27,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expense	$ 3,500
Total current liabilities	3,500

Stockholders' equity:
Series A preferred stock, $0.001 par value, 5,000,000 shares	-
authorized, none issued and outstanding
Series B preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued and outstanding
Series C preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock, $0.001 par value, 185,000,000 shares	28,000
authorized, 28,000,000 issued and outstanding as of
5/31/2013
Additional paid-in capital	-
Deficit accumulated during development stage	(4,000)
Total stockholders' equity	24,000
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$ 27,500

The accompanying notes are an integral part of these financial statements.

F-2a

ILoadApp

(A Development Stage Company)

Statement of Operations

(Audited)

From May 22, 2013 (inception) to May 31, 2013
Revenue	$ -

Operating expenses:
Audit fees	3500
General & administrative	500
Total expenses	4,000

Loss from operations	(4,000)

Net (Loss)	$ (4,000)

Weighted average number of common	28,000,000
shares outstanding- basic

Net loss per share	$ (0.00)

The accompanying notes are an integral part of these financial statements.

F-3a

ILoadApp

(A Development Stage Company)

Statement of Stockholders’ Equity

From inception (May 22, 2013) to May 31, 2013

(Audited)

						Deficit
						Accumulated
						During	Total
	Preferred Stock		Common Stock		Additional Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Inception, May 22, 2013	-	-	-	-	-	-	-

May 22, 2013, Founders shares issued for cash at $0.001 per share	-	-	28,000,000	28,000	-	-	28,000

Net (loss)	-	-	-	-	-	(4,000)	(4,000)

Balance, May 31, 2013	-	-	28,000,000	28,000	-	(4,000)	24,000

The accompanying notes are an integral part of these financial statements.

F-4a

ILoadApp

(A Development Stage Company)

Statement of Cash Flows

(Audited)

From May 22, 2013 (inception) to May 31, 2013
OPERATING ACTIVITIES
Net loss	($4,000)
Adjustment to reconcile net loss to net cash
used by operating activities:
Changes in operating assets and liabilities:
Accrued expense	3,500
Prepaid expense	(20,000)
Cash (used) by operating activities	(20,500)

FINANCING ACTIVITIES
Sale of common stock	28,000
Contributed capital	-
Net cash provided by financing activities	28,000

NET INCREASE IN CASH	7,500
CASH - BEGINNING OF THE PERIOD	-
CASH - END OF THE PERIOD	$7,500

SUPPLEMENTAL DISCLOSURES:
Interest paid	-
Income taxes paid	-

The accompanying notes are an integral part of these financial statements.

F-5a

ILoadApp

(A Development Stage Company)

Notes to Financial Statements

May 31, 2013

(Audited)

NOTE 1. General Organization and Business

ILoadApp is a Nevada Corporation incorporated in the State of Nevada on May 22, 2013, and is considered to be an emerging growth company under applicable federal securities laws. The Company is a Development Stage Company as defined by FASB ASC 915 “Development Stage Entities”. The Company’s plan of operation is to sell childhood development education applications for mobile devices, such as, but not limited to, Apple’s iPhone and Android based devices.

NOTE 2. Summary of Significant Accounting Policies

Basis of Accounting

The basis is United States generally accepted accounting principles.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.

F-6a

ILoadApp

(A Development Stage Company)

Notes to Financial Statements

May 31, 2013

(Audited)

Fair value of financial instruments ( Continued)

Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is a persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to the customers. The Company did not realize any revenues from Inception on May 22, 2013 through May 31, 2013.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

F-7a

ILoadApp

(A Development Stage Company)

Notes to Financial Statements

May 31, 2013

(Audited)

Year-end

The Company has selected May 31 as its year-end.

Advertising

Advertising is expensed when incurred. There has been no advertising during the periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues and has suffered recurring losses totaling $(4,000) since inception. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

F-8a

ILoadApp

(A Development Stage Company)

Notes to Financial Statements

May 31, 2013

(Audited)

NOTE 4. - Stockholders' Equity and Contributed Capital

Series A Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value series A preferred stock, of which no shares are issued and outstanding. Series A Preferred Stock have no liquidation rights. Series A Preferred Stock shall not be entitled to receive any dividends nor are they entitled to any voting rights with respect to the Series A Preferred Stock. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of Series A Preferred Stock. However, the beneficial owner of such Series A Preferred Stock cannot not convert their Series A Preferred stock where they will beneficially own in excess of 4.9% of the shares of the Common Stock.

Series B Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value series B preferred stock, of which no shares are issued and outstanding. Series B Preferred Stock have no liquidation rights. Series B Preferred Stock shall not be entitled to receive any dividends, however are entitled to vote with a weight of ten (10) votes per each share of stock.

Series C Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value Series C preferred stock, of which no shares are issued and outstanding. The designation of these shares have yet to be determined by the Board of Directors.

Common Stock

The Company is authorized to issue 185,000,000 shares of its $0.001 par value common stock.

On May 22, 2013, the Company’s founders purchased 28,000,000 shares of the Company’s $0.001 par value common stock in exchange for cash of $28,000.

There have been no issuances of stock options or warrants.

As of May 31, 2013, no preferred shares and 28,000,000 common shares were issued & outstanding.

F-9a

ILoadApp

(A Development Stage Company)

Notes to Financial Statements

May 31, 2013

(Audited)

NOTE 5. Related Party Transactions

On May 22, 2013, the Company’s founders purchased 28,000,000 shares of the Company’s $0.001 par value common stock in exchange for cash of $28,000.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of May 31, 2013, the Company had net operating loss carry forwards of $4,000 that may be available to reduce future years' taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operating losses will begin to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at May 31, 2013:

2013
Deferred tax assets:
Net operating loss carry forward	1,400

Total deferred tax assets	1,400
Less: valuation allowance	(1,400)
Net deferred tax assets	-

F-10a

ILoadApp

(A Development Stage Company)

Notes to Financial Statements

May 31, 2013

(Audited)

NOTE 6. Provision for Income Taxes (Continued)

The valuation allowance for deferred tax assets for the year ending May 31, 2013 was $(1,400). In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2013. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate (35.0%)

Valuation reserve 35.0%

Total -%

At May 31, 2013, we had an unused net operating loss carryover approximating $4,000 that is available to offset future taxable income which expires beginning 2030.

NOTE 7. Operating Leases and Other Commitments

The Company has no lease or other obligations.

NOTE 8. Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 9. Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through June 27, 2013, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there was no reportable subsequent event to be disclosed.

F-11a

ILoadApp

(A Development Stage Company)

Condensed Balance Sheets

(Unaudited)

	February 28, 2014	May 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 4,000	$ 7,500
Prepaid expense	20,000	20,000
Total current assets	24,000	27,500

TOTAL ASSETS	$ 24,000	$ 27,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expense	$ 1,500	$ 3,500
Total current liabilities	1,500	3,500

Stockholders' equity:
Series A preferred stock, $0.001 par value, 5,000,000 shares	-	-
authorized, none issued and outstanding
Series B preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued and outstanding
Series C preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock, $0.001 par value, 185,000,000 shares	28,000	28,000
authorized, 28,000,000, 28,000,000 issued and outstanding as of 2/28/2014 and 5/31/2013,
Respectively
Additional paid-in capital	-	-
Deficit accumulated during development stage	(5,500)	(4,000)
Total stockholders' equity	22,500	24,000
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$ 24,000	$ 27,500

The accompanying notes are an integral part of these financial statements.

F-1b

ILoadApp

(A Development Stage Company)

Condensed Statements of Operations

(Unaudited)

	For the three months ended February 28, 2014	For the nine months ended February 28, 2014	From May 22, 2013 (inception) to February 28, 2014
Revenue	$ -	$ -	$ -

Operating expenses:
Audit fees	-	1500	5000
General & administrative	-	-	500
Total expenses	-	1,500	5,500

Loss from operations	-	(1,500)	(5,500)

Net (Loss)	$ -	$ (1,500)	$ (5,500)

Weighted average number of common	28,000,000	28,000,000
shares outstanding- basic

Net loss per share	$ 0.00	$ (0.00)

The accompanying notes are an integral part of these financial statements.

F-2b

ILoadApp

(A Development Stage Company)

Condensed Statements of Cash Flows

(Unaudited)

	For the nine months ended February 28, 2014	From May 22, 2013 (inception) to February 28, 2014
OPERATING ACTIVITIES
Net loss	$ (1,500)	$ (5,500)
Adjustment to reconcile net loss to net cash
used by operating activities:
Changes in operating assets and liabilities:
Accrued expense	(2,000)	1,500
Prepaid expense	-	(20,000)
Cash (used) by operating activities	(3,500)	(24,000)

FINANCING ACTIVITIES
Sale of common stock	-	28,000
Contributed capital	-	-
Net cash provided by financing activities	-	28,000

NET INCREASE IN CASH	(3,500)	4,000
CASH - BEGINNING OF THE PERIOD	7,500	-
CASH - END OF THE PERIOD	$ 4,000	$ 4,000

SUPPLEMENTAL DISCLOSURES:
Interest paid	-	-
Income taxes paid	-	-

The accompanying notes are an integral part of these financial statements.

F-3b

ILoadApp

(A Development Stage Company)

Notes to the Condensed Interim Financial Statements

February 28, 2014

(Unaudited)

NOTE 1 - CONDENSED INTERIM FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at February 28, 2014 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's May 31, 2013 audited financial statements. The results of operations for the period ended February 28, 2014 are not necessarily indicative of the operating results for the full year.

Basis of Presentation

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Preparing financial statements requires management to make estimates and assumptions the affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management's estimates and assumptions.

NOTE 2 - GOING CONCERN

These condensed financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of February 28, 2014, the Company has not recognized any revenues and has accumulated operating losses of approximately $5,500 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

F-4b

ILoadApp

(A Development Stage Company)

Notes to the Condensed Interim Financial Statements

February 28, 2014

(Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from February 28, 2014 through the date the financial statements are issued, and has determined that no such events have occurred.

F-5b

[BACK COVER PAGE OF PROSPECTUS]

PROSPECTUS

[date]

ILoadApp

Up to 5,000,000 shares of common stock - $0.01 per share

Dealer prospectus delivery obligation

Until [date], all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering of the Common Stock included in this registration statement:

U.S. Securities and Exchange Commission Registration Fee	$7
Legal Fees and Miscellaneous Expenses*	$1,000
Audit Fees*	$3,500
Transfer Agent Fees*	$1,000
Printing*	$300

Total Expenses	$5,807

*Estimated expenses

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, unless modified by a corporation's articles of incorporation, a director is not liable to a corporation, its stockholders or creditors for damages unless the director's action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity. Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

Our bylaws further provide that discretionary indemnification may be authorized (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (c) by independent legal counsel in a written opinion (i) if ordered by a majority vote of disinterested directors or (ii) if a quorum of disinterested directors cannot be obtained.

Item 15. Recent Sales of Unregistered Securities

On May 22, 2013 (inception), we issued 28,000,000, par value $0.001 common shares of stock for cash to the five founding shareholders, this includes the cash payment of $24,000 for 24,000,000 shares to Veronica Trifon, who is our President, and Director. The other founding shareholders include: Ghilan Eugenia (who paid $1,000 cash for 1,000,000 shares), Spinu Tudor (who paid $1,000 cash for 1,000,000 shares), Solomon Andrian (who paid $1.00 cash for 1,000,000 shares), and Coval Andrei (who paid $1,000 cash for 1,000,000 shares).

The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were sophisticated investors, familiar with our operations.

There have been no other issuance of shares since our inception on May 22, 2013. As of May 30, 2014, we have a total five (5) shareholders.

Item 16. Exhibits

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation, as currently in effect		S-1	05/31/13	3.1	08/23/13
3.2	Bylaws, as currently in effect		S-1	05/31/13	3.2	08/23/13
5.1	Opinion of Thomas C. Cook, Esq., regarding the legality of the securities being registered		S-1/A	05/31/13	5.1	11/19/13
23.1	Consent of Seale & Beers, CPAs	X
99.1	Subscription Agreement		S-1	05/31/13	99.1	08/23/13

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                                                                    i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                                                                  ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                                                                iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                                                                iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chisinau country of Moldova on May 30, 2014.

ILOADAPP
Registrant

Date: May 30, 2014	By:/s/ Veronica Trifon
Veronica Trifon Chairman, Chief Executive Officer Chief Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Veronica Trifon Veronica Trifon	Chairman, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer	May 30, 2014